UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd., Suite 710 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 871–0761

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

Catalyst Biosciences, Inc. (the “Company”) previously issued and sold (i) 13,350 shares of Series A Preferred Stock (the “Series A Preferred Stock”) and (ii) warrants to purchase 2,070,000 shares of common stock the (“Warrants”) in connection with a registered public offering that closed on April 12, 2017 (the “Offering”). Each share of Series A Preferred Stock is convertible into 200 shares of common stock. Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”), subject to certain exceptions and limitations, the Company has the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of the Company’s common stock for 30 consecutive trading days (the “Measurement Period”) exceeds 300% of the conversion price of the Series A Preferred Stock issued in the Offering (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions) and (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day (the “Forced Conversion Conditions”).

The holders of the Warrants are entitled to purchase shares of the Company’s common stock at an exercise price of $5.50 per share. The Warrants also contain a call provision that, subject to certain exceptions, allows the Company to call the Warrants for cancellation if (i) the volume weighted average price of the Company’s common stock for the Measurement Period exceeds 300% of the exercise price (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions) and (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day (the “Warrant Call Conditions”).

On March 2, 2018, the Company electronically mailed to the holders of all shares of Series A Preferred Stock outstanding, a Notice of Conversion notifying the holders that, in accordance with Section 6(e) of the Certificate of Designation, the Company had satisfied the Forced Conversion Conditions to force the conversion of all outstanding shares of Series A Preferred Stock to common stock effective as of March 7, 2018.

On March 5, 2018, the Company electronically mailed to the holders of all outstanding Warrants, a Warrant Call Notice notifying the holders that, in accordance with Section 2(f) of each Warrant, the Company had satisfied the Warrant Call Conditions to call for cancellation the Warrants, and was calling the Warrants for cancellation. Accordingly, all of the Warrants that remain outstanding after 6:30 p.m., Eastern Standard Time, on March 19, 2018 shall be cancelled and the Company shall promptly pay each holder of an outstanding Warrant a price of $0.001 per share of common stock that remains unexercised under such outstanding Warrant.

The foregoing summaries of the Certificate of Designation and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1 and 3.1, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 12, 2017, which are incorporated herein by reference.

Item 8.01	Other Events

On March 5, 2018, the Company issued a press release announcing the mailing of the Notice of Conversion and Warrant Call Notices, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: March 5, 2018	/s/ Fletcher Payne
Fletcher Payne
Chief Financial Officer